Auriga Laboratories obtains rights to market and sell an FDA-approved product indicated for the treatment of mild to moderately severe pain.

LOS ANGELES--(BUSINESS WIRE)--Auriga Laboratories, Inc. (OTCBB:ARGA - News), a specialty pharmaceutical company building the first nationwide, commission-only pharmaceutical sales force, announced today the signing of a manufacturing and supply agreement with Mikart, Inc., pursuant to which Auriga will have the exclusive rights to market and sell a new product indicated for the relief of mild to moderately severe pain in the United States. The new product combines the effects of a centrally acting analgesic, codeine, with a peripherally acting analgesic, acetaminophen, in a unique strength previously not available.

Codeine/acetaminophen combinations are one of the most frequently prescribed product classes in the US with over 74 million prescriptions written by physicians, generating estimated sales of over $830 million dollars in the U.S. annually.

The product is expected to launch during the 2nd Quarter of 2008 , and will be promoted to Primary Care Practitioners and Dentists. “This Agreement solidifies Auriga’s commitment to enhance our product portfolio with products approved using the ANDA and 505(b)(2) NDA regulatory pathways,” said Philip S. Pesin, CEO of Auriga.

About Mikart, Inc.

A recognized leader in contract manufacturing, Mikart specializes in the development, manufacturing, and packaging of solid-dose and liquid-oral dose products. The company’s services include formulation development; analytical, manufacturing, packaging, and regulatory services; and complete project management. Mikart offers clients more than 32 years of experience, a responsive working relationship, and the ability to take products from formulation development through full-scale commercial production.

About Auriga Laboratories(TM)

Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission based-sales model. The company's high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition of proven brand names, introduction of new brands, and a strategic development pipeline, all of which is designed to enhance its growing direct relationships with physicians nationwide. Auriga's exclusive prescription and over-the-counter product portfolio includes Aquoral™ for the treatment of Xerostomia, Akurza™ , Xyralid™, Zytopic™, and Coraz™ dermatology products, and the Zinx™, Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to the company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the company's ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the development of additional products, its ability to sustain market acceptance for its products, its dependence on collaborators, the company's exposure to product liability claims, and the company's prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Contact:
Auriga Laboratories, Inc.
Jae Yu, 310-461-3612
jyu@aurigalabs.com

Source: Auriga Laboratories, Inc.